EXHIBIT 31-4

CERTIFICATIONS

I, Victoria D. Harker, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of TEGNA Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Victoria D. Harker
Victoria D. Harker Chief Financial Officer (principal financial officer)

Date: May 2, 2022